UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) —November 20, 2009

ASSURED GUARANTY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition

A current report on Form 8-K was furnished on November 17, 2009, containing the Assured Guaranty Ltd. third quarter 2009 financial supplement. On November 20, 2009, Assured Guaranty Ltd. updated its third quarter 2009 financial supplement to clarify, among other things, the tables entitled “Estimated Net Unearned Premium Amortization and Estimated Net Future Installment Premiums,” “Financial Guaranty Direct U.S. RMBS Profile”, and “Loss and Loss Adjustment Expenses.”  The updated financial supplement, which replaces the one previously filed, is attached hereto as Exhibit 99.1, and is hereby incorporated herein by reference.

Item 7.01               Regulation FD Disclosure

On November 20, 2009,  Assured Guaranty Ltd. (“AGL”) made available on the Investor Information section of its website presentation materials entitled “Third Quarter 2009 Equity Investor Presentation.”

The presentation materials can be obtained from AGL’s website at http://www.assuredguaranty.com/Content/ContentDisplay.aspx?ContentID=2668.

Item 9.01               Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Updated Third Quarter 2009 Financial Supplement of Assured Guaranty Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

By:	/s/ JAMES. M. MICHENER
Name: James M. Michener
Title: General Counsel

DATE:  November 20, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Updated Third Quarter 2009 Financial Supplement of Assured Guaranty Ltd.